Exhibit 99.1

News Release

Release:     Immediate                Contact:    Ronda J Williams
                            312-706-3232

Oil-Dri Board of Directors Declares Dividends

CHICAGO – March 17, 2009 – The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.14 per share of the Company’s Common Stock and $0.105 per share of the Company’s Class B Stock.

The dividends will be payable on June 5, 2009, to stockholders of record at the close of business on May 22, 2009.  The Company has paid cash dividends continuously since 1974.

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.